UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                       Date of Report: October 28, 1998



                                 PACIFIC BELL

                           A California Corporation

                          Commission File No. 1-1414

                          IRS Employer No. 94-0745535

        140 New Montgomery Street, San Francisco, California 94105-3705

                        Telephone Number (415) 542-9000

Item 5.  Other Events

On October 15, 1998, SBC Communications Inc. released the following information regarding Pacific Bell:

Pacific Bell Telephone Company (PacBell Consolidated)
--------------------------------------------------------------------------------------
                                --------------------------  --------------------------
Dollars in millions                Three Months Ended           Nine Months Ended
                                ------------------------------------------------------
Unaudited                        9/30/98  9/30/97   % Chg    9/30/98 9/30/97    % Chg
----------------------------------------------------------  --------------------------
Operating Revenues
  Local service                   $1,184   $1,108    6.9%     $3,469   $3,201    8.4%
  Network access                     674      650    3.7%      2,049    1,851   10.7%
  Long-distance service              313      299    4.7%        925      897    3.1%
  Other                              238      164   45.1%        604      504   19.8%
----------------------------------------------------------  --------------------------
    Total Operating Revenues       2,409    2,221    8.5%      7,047    6,453    9.2%
----------------------------------------------------------  --------------------------
  Cash Operating Expenses          1,306    1,295    0.8%      3,873    4,716  -17.9%
----------------------------------------------------------  --------------------------
EBITDA                             1,103      926   19.1%      3,174    1,737       -
----------------------------------------------------------  --------------------------
  Depreciation and amortization      472      441    7.0%      1,386    1,477   -6.2%
----------------------------------------------------------  --------------------------
    Total Operating Expenses       1,778    1,736    2.4%      5,259    6,193  -15.1%
----------------------------------------------------------  --------------------------
Operating Income                     631      485   30.1%      1,788      260       -
----------------------------------------------------------  --------------------------
Income (Loss) Before Cumulative
  Effect of Accounting Changes     $ 320    $ 231   38.5%      $ 893    $ (93)      -
==========================================================  ==========================

1997 results include charges for several items including strategic initiatives and ongoing merger integration costs, gain on the sale of Pacific Bell's interest in Bell Communications Research, Inc. and a first quarter settlement gain. Excluding these additional items Pacific Bell reported an adjusted income before cumulative effect of accounting changes of $704 for the first nine months of 1997.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Pacific Bell



                                    By: /s/ Robert B. Pickering
                                        Robert B. Pickering
                                        Vice President and
                                        Chief Financial Officer


October 28, 1998